Exhibit 99.2

Rotex Global, LLC

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	June 30,	December 31,
	2011	2010
Assets
Current Assets
Cash and cash equivalents	$5,216	$8,953
Trade receivables, net	14,272	11,135
Inventories, net	8,096	7,510
Other current assets	2,767	386
Total current assets	30,351	27,984
Property, net	7,246	7,092
Goodwill	5,168	5,168
Other intangibles, net	40,881	41,828
Other assets	378	470
Total Assets	$84,024	$82,542

LIABILITIES
Current Liabilities
Trade accounts payable	$3,319	$3,405
Accrued expenses	10,521	8,688
Current portion of long-term debt - related party	1,141	1,141
Other current liabilities	1,298	503
Total current liabilities	16,279	13,737
Long-term debt - related party	7,454	15,752
Subordinated notes payable - related party	19,200	19,200
Other long-term liabilities	3,408	3,235
Total Liabilities	46,341	51,924

EQUITY
Member’s equity	39,978	33,096
Accumulated other comprehensive loss	(2,295)	(2,478)
Total Equity	37,683	30,618
Total Liabilities and Equity	$84,024	$82,542

See Notes to Condensed Consolidated Financial Statements

Rotex Global, LLC

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

Six Months Ended June 30, 2011 and 2010

(in thousands)

	Six Months Ended
	June 30,
	2011	2010

Net revenues	$51,977	$34,873
Cost of goods sold	28,971	20,145
Gross profit	23,006	14,728
Operating expenses	11,419	8,604
Operating profit	11,587	6,124
Interest expense	(1,763)	(2,349)
Investment income and other	(155)	(245)
Income before income taxes	9,669	3,530
Income tax expense	650	330
Net income	9,019	3,200

Other Comprehensive Income (Loss)
Change in fair value of interest rate collar agreement	—	360
Change in fair value of forward exchange contracts	(17)	(43)
Foreign currency translation adjustments	200	(436)
	183	(119)

Comprehensive Income	$9,202	$3,081

See Notes to Condensed Consolidated Financial Statements

Rotex Global, LLC

Condensed Consolidated Statement of Cash Flows (Unaudited)

Six Months Ended June 30, 2011 and 2010

(in thousands)

	Six Months Ended
	June 30,
	2011	2010
Operating Activities
Net income	$9,019	$3,200
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,564	1,637
Interest capitalized on subordinated debt	—	204
Loss on disposal of property and equipment	6	(1)
Deferred compensation expense	1,109	679
Deferred compensation payments	(1,010)	(1,569)
Stock-based compensation	152	131
Trade accounts receivable	(4,831)	(2,265)
Inventories	(527)	(664)
Other current assets	(458)	(143)
Trade accounts payable	(106)	586
Accrued expenses and other current liabilities	2,735	1,448
Accrued pension & postretirement	(83)	(124)
Net cash provided by operating activities	7,570	3,119

Investing Activities
Proceeds on disposal of property & equipment	35	59
Capital expenditures	(710)	(1,144)
Net cash used in investing activities	(675)	(1,085)

Financing Activities
Principal payments on long-term debt	(8,297)	(595)
Distributions	(2,233)	(747)
Net cash used in financing activities	(10,530)	(1,342)

Effect of exchange rates on cash and cash equivalents	(102)	(30)

Net cash flows	(3,737)	662

Cash and cash equivalents
At beginning of period	8,953	6,501
At end of period	$5,216	$7,163

See Notes to Condensed Consolidated Financial Statements

Rotex Global, LLC

Notes to Condensed Consolidated Financial Statements

Note 1 - Nature of Operations and Basis of Presentation

The Company designs, produces, markets, sells, and services dry material separation machines and replacement parts and accessories to process industries throughout the world. The Company is a wholly owned subsidiary of Rotex Holdings, LLC, and has one class of membership interest.

The accompanying unaudited consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The consolidated financial statements include the accounts of Rotex Global, LLC, (“Rotex” or “the Company”) and its wholly-owned subsidiaries, Rotex Europe Limited (“Rotex Europe”) and Rotex International.  Included in the Rotex Europe figures are the accounts of Rotex Japan Limited (“Rotex Japan,” a wholly-owned subsidiary of Rotex Europe).  Rotex International is an Interest Charged — Domestic International Sales Corporation.  All significant intercompany accounts and transactions have been eliminated in consolidation.  In the opinion of management, all adjustments (consisting of a normal recurring nature) considered necessary for a fair presentation of results for interim periods have been made. The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make use of estimates and assumptions that affect the reported amounts and disclosures.  Actual results may vary from these estimates.

The unaudited financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2010, included as Exhibit 99.1 to the Current Report on Form 8-K/A of Hillenbrand, Inc. to which these statements are included as an exhibit.

Certain reclassifications were made to the prior year’s consolidated financial statements to conform them to the current year presentation.

Note 2 — Inventories

	June 30,	December 31,
(in thousands)	2011	2010
Manufacturing inventories
Raw materials	$5,810	$3,756
Work-in-process	866	2,291
Finished units	1,420	1,463

	$8,096	$7,510

Note 3 - Line of Credit — Related Party

On March 17, 2007, the Company entered into two financing agreements. The first agreement was with a financial institution in the amount of $41,500,000, consisting of a note payable of $33,500,000 (discussed in Note 4) and a revolving credit facility in the aggregate not to exceed $8,000,000. The second agreement was the Company’s issuance and selling of $19,200,000 in 14% Senior Subordinated Notes (also discussed in Note 4).

The Company has an $8,000,000 revolving line of credit expiring in 2013.  At June 30, 2011, and December 31, 2010, there were no borrowings against this line.  The line is collateralized by substantially all of the Company’s assets.  Interest varies with the bank’s prime rate or LIBOR when drawn and is payable quarterly or monthly.  The amount available is dependent on a borrowing base calculation, letters of credit outstanding, and any reserves the lender has in place.  At June 30, 2011, the Company had a letter of credit limit of $6,000,000, of which $4,176,222 was committed.

Note 4 - Long-term Debt and Subordinated Notes Payable — Related Parties

	June 30,	December 31,
(in thousands)	2011	2010

Note payable, financing institution (A)	$8,595	$16,893
Subordinated notes payable (B)	19,200	19,200
	27,795	36,093
Less current maturities	(1,141)	(1,141)
	$26,654	$34,952

(A)       Due March 31, 2013, payable in varying quarterly amounts plus interest based on prime or LIBOR plus applicable credit spread; secured by substantially all assets.

In connection with this note payable, the Company is required, among other things, to maintain certain financial conditions, including leverage ratio of 5.75 to 1.00 or less, fixed charge coverage ratio of 1.10 to 1.00 or greater and interest coverage ratio of 1.65 to 1.00 or greater.  The Company was in compliance with all covenants at June 30, 2011.

(B)                      Due March 15, 2014; interest payable quarterly at 14% (2% was added to the principal balance in lieu of payment until December 2010), subordinated to note payable described at (A), unsecured.

Note 5 - Disclosures About Fair Value of Assets and Liabilities

ASC Topic 820, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  This topic also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1         Quoted prices in active markets for identical assets or liabilities

Level 2         Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3         Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Money Market Funds

Where quoted market prices are available in an active market, liquid investments are classified within Level 1 of the valuation hierarchy and include money market funds

Forward Exchange Contracts

Foreign currency forward contracts are used to hedge firm commitments and the currency risk associated primarily with sales and purchase activities.  At June 30, 2011, the Company had foreign currency forwards with a notional value of approximately $3,265,000 maturing through October 2011.  The notional amount of these contracts represents the amount of foreign currencies to be purchased or sold at maturity and does not represent the Company’s exposure on these contracts.  The market risk related to foreign currency forward contracts is substantially offset by changes in the valuation and cash flows of the underlying positions hedged.  The Company does not use derivatives for trading purposes.  The fair value of forward exchange contracts is estimated based on current foreign currency exchange rates.  The inputs used to determine the fair value of these items are considered to be observable inputs.  As a result, they are classified within Level 2 of the valuation hierarchy.

The following table presents the fair value measurements of assets and liabilities recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2011, and December 31, 2010:

	Fair Value Measurements Using
(in thousands)	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

At June 30, 2011
Money market funds	$316	$316	$—	$—
Forward exchange contracts	$21	$—	$21	$—

At December 31, 2010
Money market funds	$1,119	$1,119	$—	$—
Forward exchange contracts	$38	$—	$38	$—

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents - The carrying amount approximates fair value.

Long-term Debt and Subordinated Notes Payable - Fair value of long-term debt approximates its carrying value as the interest rates are variable. Estimating the fair value of the subordinated notes payable is not practicable due to them being with related parties.

Note 6 - Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive loss are as follows:

(in thousands)	Defined Benefit Pension Plan Loss	Foreign Currency Translation	Forward Exchange Contracts	Interest Rate Collar Agreement	Accumulated Other Comprehensive Loss

Balance at December 31, 2009	$(1,002)	$(1,237)	$6	$(360)	$(2,593)

Change during period	—	(436)	(43)	360	(119)
Balance at June 30, 2010	$(1,002)	$(1,673)	$(37)	$—	$(2,712)

Balance at December 31, 2010	$(1,072)	$(1,444)	$38		$(2,478)

Change during period	—	200	(17)		183
Balance at June 30, 2011	$(1,072)	$(1,244)	$21		$(2,295)

In June 2007, to maintain acceptable levels of exposure to the risk of changes in future cash flows due to interest rate fluctuations, the Company entered into an interest rate collar agreement for a portion of its floating rate debt. The agreement provided for the Company to receive interest from the counterparty at LIBOR if such rate exceeded 6.0% and to pay interest to the counterparty at LIBOR if such rate fell below 4.61% on a notional amount of $16,656,250.  Under the agreement, the Company paid or received the net interest amount quarterly, with quarterly settlements included in interest expense. The Company designated this arrangement as a cash flow hedge. The effective portion of the hedge is reported in other comprehensive income. The agreement expired on June 30, 2010.

Note 7 - Pension, Postretirement and Profit-Sharing Plans

The Company contributed $52,000 and $0 to the pension plan in the six months ended June 30, 2011 and 2010.  Pension expense for the defined benefit plan was $57,000 for each of the six months ended June 30, 2011 and 2010.

Expense for the defined contributions plans with the Company matching feature was $353,000 and $285,000 for the six months ended June 30, 2011 and 2010.

Note 8 - Deferred Compensation

The Company has a plan which provides for deferred compensation to key employees.  Awards are paid out in annual installments varying from one to three years, subject to the continued employment of the employee.  Total deferred compensation expense under such plan was $1,109,000 and $679,000 for the six months ended June 30, 2011 and 2010.

Note 9 - Equity Award Plan

As of June 30, 2011 and December 31, 2010, there was $565,473 and $579,801 of total unrecognized compensation cost under the Plan.  That cost is expected to be recognized over a weighted-average period of two years.  The total compensation cost recognized under the Plan was $152,000 and $131,000 in the six months ended June 30, 2011 and 2010.

Note 10 - Warranty Obligations

The Company provides bank guarantees for warranties given on the sale of some machines.  These guarantees are for varying percentages of the total value of the machine sold and the customer can make a claim under the terms of the guarantee directly from the bank.  At June 30, 2011, the total value of bank guarantees given is 2,133,000 pounds sterling (approximately $3,412,000) for European operations and $164,000 for U.S. operations.

Note 11 - Related Party Transactions

The senior lender has an equity stake in one of the owners of the Company.  The outstanding principal balances of the note payable to the senior lender was $16,892,382 at June 30, 2011, and December 31, 2010.  In addition, the Company has borrowed funds from other owners of its parent totaling $19,200,000 at June 30, 2011, and December 31, 2010.  All interest expense recognized on the statement of operations relates to loans with these related parties.

The Company has committed to pay a management fee to the majority equity holder.  The agreement calls for quarterly payments of $100,000 until March 15, 2012.  At that time the agreement automatically renews for one year.  The Company recognized $200,000 of management fee expense for each of the six months ended June 30, 2011 and 2010.

Note 12 - Subsequent Events

On August 4, 2011, Hillenbrand, Inc. (“Hillenbrand”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Rotex Holdings, LLC (“Seller”) and Rotex Global, LLC (“Rotex”), a wholly-owned subsidiary of Seller, pursuant to which Hillenbrand acquired from Seller all of the outstanding membership interests in Rotex for $240 million in cash, subject to certain closing and post-closing adjustments (the “Transaction”). The Purchase Agreement contains customary representations, warranties, covenants, and conditions.

The Transaction closed on August 31, 2011, and the following occurred:

•                  all senior debt and subordinated notes payable (Note 4) were paid; and

•                  the management fee agreement with the majority equity holder was terminated; and

•                  the revolving credit facility (Note 3) was cancelled and the existing letters of credit were maintained or comparable letters were arranged by Hillenbrand; and

•                  all equity awards (Note 9) were paid except for a required escrow amount maintained by the majority interest holder in the Company’s parent.

Prior to the Transaction closing, the Company funded the pension plan trust to 86% of the Company’s pension liability at that date and all deferred compensation earned prior to January 1, 2011, was paid.